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                                                                      Exhibit 14


            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Pre-Effective Amendment No. 4 to the Registration Statement (Form N-6 No. 333-125993) pertaining to LLANY Separate Account R for Flexible Premium Variable Life Insurance, and to the use therein of our reports dated (a) March 31, 2005, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) March 1, 2005, with respect to the financial statements of LLANY Separate Account R for Flexible Premium Variable Life Insurance.

                                                        /s/ Ernst & Young LLP

Fort Wayne, Indiana
March 28, 2006